SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549

                          FORM 8-K
                       CURRENT REPORT

                 Pursuant to Section 13 or 15(d) of the
                   Securities Exchange Act of 1934

Date of Report: December 15, 1995
(Date of earliest event reported)

Commission File No. 33-72966

The Prudential Home Mortgage Securities Company, Inc

   Delaware                          43-1490160
(State of Incorporation)          (I.R.S. Employer Identification No.)

5325 Spectrum Drive, Frederick , Maryland             21701
Address of principal executive offices               (Zip Code)

(301) 846-8199
Registrant's Telephone Number, including area code

(Former name, former address and former fiscal year, if changed since last report)

ITEM 5.    Other Events
On December 15, 1995, The Prudential Home Mortgage Securities Company, Inc., a Delaware corporation (the "Registrant"), sold Mortgage Pass-Through Certificates, Series 1993-32, Class A-9 (the "Offered Certificates"). The Offered Certificates, together with the other Subclasses of Class A Certificates (designated as the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8 and Class A-R) and the Class B Certificates were originally issued on July 23, 1993 pursuant to a Pooling and Servicing Agreement, dated as of July 23, 1993 (the "Pooling and Servicing Agreement"), among the Registrant, The Prudential Home Mortgage Company, Inc., as servicer (the "Servicer" or "PHMC"), and First Trust National Association, as trustee (the "Trustee"). The Pooling and Servicing Agreement was amended by Amendment No. 1 dated as of December 15, 1995 (the "Amendment"), a copy of which Amendment is filed as an exhibit hereto. The primary purpose of the Amendment was to remove certain transfer restrictions on the Offered Certificates and to change the minimum denominations in which such Offered Certificates could be issued. Interest on the Offered Certificates is distributed on each Distribution Date (as defined in the Pooling and Servicing Agreement). The initial principal balance of the Offered Certificates was $1,000.00. Distributions of interest on any Distribution Date are made to the extent that the Pool Distribution Amount (as defined in the Pooling and Servicing Agreement) is sufficient therefor.

ITEM 7.      Financial Statements and Exhibits

(c) Exhibits
Item 601(a)
of Regulation S-K

Exhibit No.      Description

  (EX-4) Amendment No. 1 to the Pooling and Servicing Agreement dated as of December 15, 1995, among The Prudential Home Mortgage Securities Company, Inc., The Prudential Home Mortgage Company, Inc., and First Trust National Association, as trustee.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE PRUDENTIAL HOME MORTGAGE SECURITIES COMPANY, INC.

December 15, 1995
By: /s/ M. Kathryn Gray
Name:   M. Kathryn Gray
Title:  Vice President

INDEX TO EXHIBITS

                                                              Paper (P) or
Exhibit No.    Description                                    Electronic (E)

 (EX-4)        Amendment No. 1 to the Pooling and Servicing            E
               Agreement dated as of December 15, 1995 among The Prudential Home Mortgage Securities Company, Inc., The Prudential Home Mortgage Company, Inc., and
               First Trust National Association, as trustee.